Exhibit 10.25
FORM OF INDEMNIFICATION AGREEMENT
THIS INDEMNIFICATION AGREEMENT (the “Agreement”) is made and entered into as of [                ], between Viatris Inc., a Delaware corporation (the “Company”), and [                ] (“Indemnitee”).
WHEREAS, the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”) and the Amended and Restated Bylaws of the Company (the “Bylaws”) provide for indemnification of and the payment of expenses to a director or officer of the Company to the maximum extent permitted by applicable law;
WHEREAS, the Certificate of Incorporation and the Bylaws specifically provide that the rights to indemnification and the payment of expenses are not exclusive to any other right to which any person may be entitled under any agreement;
WHEREAS, it is essential to the Company that it be able to retain and attract as directors and officers the most capable persons available;
WHEREAS, corporate litigation subjects directors and officers to litigation risks and expenses, and the limitations on the availability of directors’ and officers’ liability insurance may make it difficult to attract and retain such persons;
WHEREAS, the Company desires to provide Indemnitee with specific contractual assurance of Indemnitee’s rights to indemnification against litigation risks and expenses (regardless, among other things, of any amendment to or revocation of the Company’s Certificate of Incorporation, the Bylaws and any other organizational documents of the Company, each as amended from time to time (the “Organizational Documents”), or any change in the ownership of the Company or the composition of its Board of Directors) which indemnification is intended to be greater than that which is afforded by the Organizational Documents; and
WHEREAS, in order to induce Indemnitee to serve as a director or officer of the Company, the Company has determined and agreed to enter into this Agreement with Indemnitee.
NOW, THEREFORE, in consideration of Indemnitee’s service as a director or officer of the Company, the parties hereto agree as follows:
1.    Definitions. For purposes of this Agreement:
(a)    A “Change in Control” shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the total voting power represented by the Company’s then outstanding Voting Securities, (ii) during any period of two (2) consecutive years, (A) individuals who at the beginning of such period constitute the Board of Directors and (B) any new director whose appointment by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (other than, in the case of this clause (B), individuals that are initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board of Directors), cease for any reason to constitute a majority of the Board of Directors, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 50% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all of the Company’s assets.
(b)    “Company Status” describes the status of a person who is serving or has served at any time (i) as a director or officer of the Company or of any Subsidiary, including as a member of any committee of the Board of Directors, or (ii) any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity at the request of the Company.
(c)    “Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
(d)    “Disinterested Director” shall mean a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.
(e)    “Expenses” shall mean all direct and indirect fees, costs and expenses reasonably and actually incurred in connection with any Proceeding (as defined below), including, without limitation, all reasonable attorneys’ fees, disbursements and retainers, fees and disbursements of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), court costs, arbitration costs and fees, transcript costs, costs of investigation, witness fees, fees and expenses of experts, travel expenses, duplicating, printing and binding costs, telephone and fax transmission charges, postage, delivery services, secretarial services and other disbursements and expenses, and shall also specifically include, without limitation, all reasonable attorneys’ fees and all other expenses actually incurred by or on behalf of Indemnitee in connection with preparing and submitting any requests or statements for indemnification, advancement, contribution or any other right provided by this Agreement.
(f)    “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this

Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.
(g)    “Liabilities” shall mean judgments, damages, deficiencies, liabilities, losses, penalties, excise taxes, fines, awards assessments and amounts paid in settlement, including any interest and any federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any payment under this Agreement or otherwise in respect of indemnification pursuant to this Agreement (and any such taxes attributable thereto).
(h)    “Person” shall mean any individual, partnership, corporation, limited liability company, unincorporated organization or association, trust (including the trustees thereof in their capacity as such) or other entity (including any governmental entity), whether organized under the laws of (or, in the case of individuals, resident in) the United States (or any political subdivision thereof) or any foreign jurisdiction.
(i)    “Proceeding” shall mean any threatened, pending or completed claim, action, suit, arbitration, alternate dispute resolution process, investigation, inquiry, administrative hearing, appeal, or any other proceeding (including without limitation, stockholder claims, actions, demands, suits, proceedings, investigations and arbitrations), whether civil, criminal, administrative, arbitrative, investigative or otherwise, whether formal or informal and whether pending on, before or after the date of this Agreement, including a proceeding initiated by Indemnitee pursuant to Section 7 to enforce Indemnitee’s rights hereunder.
(j)    “Subsidiary” shall mean any corporation, partner    ship, limited liability company, joint venture, trust or other Person of which the Company owns (either directly or through or together with another Subsidiary of the Company) either (i) a general partner, managing member or other similar interest or (ii) (A) more than 50% of the voting power of the voting capital equity interests of such corporation, partnership, limited liability company, joint venture or other Person, or (B) more than 50% of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other Person.
(k)    “Voting Securities” shall mean any securities which vote generally in the election of directors.
2.    Agreement to Indemnify.
(a)    Proceedings Other Than Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 2(a) if, by reason of Indemnitee’s Company Status, Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding other than a Proceeding by or in the right of the Company (which is the subject of Section 2(b)) or a Proceeding instituted by Indemnitee pursuant to Section 7 to enforce Indemnitee’s rights under this Agreement. Pursuant to this Section 2(a), Indemnitee shall be indemnified by the Company, to the fullest extent permitted by applicable law, against all Expenses and Liabilities incurred or paid by Indemnitee in connection with such Proceeding if

Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful (provided that, to the extent that a change in applicable law permits the Company to provide greater indemnification than would be afforded currently under the Organizational Documents and this Section 2(a), Indemnitee shall enjoy by this Section 2(a) the greater benefits so afforded by such change).
(b)    Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 2(b) if, by reason of Indemnitee’s Company Status, Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding brought by or in the right of the Company. Pursuant to this Section 2(b), Indemnitee shall be indemnified by the Company, to the fullest extent permitted by applicable law, against all Expenses and Liabilities incurred or paid by Indemnitee in connection with such Proceeding if Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Notwithstanding the foregoing, no indemnification for Liabilities and Expenses shall be made under this Section 2(b) in respect of any claim, issue or matter in a Proceeding as to which Indemnitee shall have been adjudged by a court of competent jurisdiction to be liable to the Company, unless and only to the extent that the Delaware Court of Chancery or the court in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for such Expenses as the Delaware Court of Chancery or such other court shall deem proper. Notwithstanding the foregoing, to the extent that a change in applicable law permits the Company to provide greater indemnification than would be afforded currently under the Organizational Documents and this Section 2(b), Indemnitee shall enjoy by this Section 2(b) the greater benefits so afforded by such change.
(c)    Indemnification for Expenses and Liabilities of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement to the contrary, in circumstances where indemnification is not available under Section 2(a) or 2(b), as the case may be, and to the extent that Indemnitee is, by reason of Indemnitee’s Company Status, a party to and is successful, on the merits or otherwise, in any Proceeding, Indemnitee shall be indemnified to the fullest extent permitted by applicable law against all Expenses and Liabilities incurred or paid by Indemnitee in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses and Liabilities incurred or paid by Indemnitee in connection with each successfully resolved claim, issue or matter. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.
3.    Contribution in the Event of Joint Liability.
(a)    Whether or not the indemnification provided in Sections 2 or 4 hereof is available to Indemnitee, in respect of any threatened, pending or completed Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such

Proceeding without requiring Indemnitee to contribute to such payment. The right of the Company to enter into any settlement of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding) is subject to the requirements of Section 6(j).
(b)    Without diminishing or impairing the obligations of the Company set forth in the preceding subparagraph, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in, or otherwise incurs any Expenses or Liabilities in connection with, any threatened, pending or completed Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall contribute to the amount of Expenses and Liabilities incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such Expenses or Liabilities, as well as any other equitable considerations which the law may require to be considered. The relative fault of the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary, and the degree to which their conduct is active or passive.
(c)    The Company hereby agrees to indemnify and hold Indemnitee harmless, to the fullest extent permitted by applicable law, from any claims of contribution which may be brought by officers, directors or employees of the Company other than Indemnitee who may be jointly liable with Indemnitee.
4.    Indemnification for Expenses of a Witness or in Response to a Subpoena. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee’s Company Status, a witness in any Proceeding to which Indemnitee is not a party, or receives a subpoena or similar order in any Proceeding to which Indemnitee is not a party, Indemnitee shall be indemnified against all Expenses or Liabilities paid or incurred by Indemnitee in connection therewith and in the manner set forth in this Agreement.
5.    Advancement of Expenses. Notwithstanding any other provision of this Agreement, the Company shall advance all Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding by reason of Indemnitee’s Company Status within twenty (20) days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding, without regard to Indemnitee’s ultimate entitlement to indemnification, and such advancement of Expenses shall continue until such time (if any) as there is a final non-appealable judicial determination by a court of competent jurisdiction that Indemnitee is not entitled to indemnification against such Expenses. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by a written undertaking by or on behalf of Indemnitee to repay such Expenses, or the applicable portion thereof, if it shall ultimately be determined by a court of competent jurisdiction pursuant to a final non-appealable judicial determination that Indemnitee is not entitled to be indemnified against such Expenses. Any advances and undertakings to repay pursuant to this Section 5 shall be unsecured and interest free and made without regard to Indemnitee’s financial ability to repay such Expenses.
6.    Procedures and Presumptions for Determination of Entitlement to Indemnification. It is the intent of this Agreement to secure for Indemnitee rights of indemnity that are at least as favorable as may be permitted under the Organizational Documents, applicable law and public policy of the State of Delaware, in each case as may hereafter be changed, to the extent such change permits the Company to provide greater indemnification than is afforded currently under this Agreement. Accordingly, the parties agree that the following procedures and presumptions shall apply in the event of any question as to whether Indemnitee is entitled to indemnification under this Agreement:
(a)    To obtain indemnification (including, but not limited to, contribution by the Company) under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably requested by the Company and reasonably available to Indemnitee.
(b)    Upon written request by Indemnitee for indemnification pursuant to Section 6(a) hereof, a determination with respect to Indemnitee’s entitlement thereto, if required by applicable law, shall be made in the specific case by one of the following methods: (1) if a Change in Control shall not have occurred, (A) by a majority vote of the Disinterested Directors (or by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors), even though less than a quorum, or (B) if the Disinterested Directors so direct, by Independent Counsel in a written opinion to the Disinterested Directors, a copy of which shall be delivered to Indemnitee, or (2) if a Change in Control shall have occurred, (A) by Independent Counsel in a written opinion to the Disinterested Directors, a copy of which shall be delivered to Indemnitee, or (B) if Indemnitee so directs and the Disinterested Directors so accept, by a majority vote of Disinterested Directors (or by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors), even though less than a quorum (the party making such determination, the “Determining Party”).
(c)    If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 6(b) hereof, Independent Counsel shall be selected as provided in this Section 6(c) and the selecting party shall promptly provide written notice of such selection to the other party hereto. If a Change in Control shall not have occurred, Independent Counsel shall be selected by the Disinterested Directors. If a Change in Control shall have occurred, Independent Counsel shall be selected by Indemnitee. In either event, within ten (10) days after receipt of written notice from the applicable selecting party of the selection of Independent Counsel, the other party may deliver to the selecting party a written objection to such selection; provided, however, that such objection may be asserted only on the ground that Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 1(f), and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is made, (i) Independent Counsel selected may not serve as

Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined that such objection is without merit and (ii) the selecting party may select a new Independent Counsel and the other party shall have an additional ten (10) days after receipt of written notice of such selection to object. If, within ten (10) days after submission by Indemnitee of a written request for indemnification pursuant to Section 6(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware for resolution of any objection which shall have been made to the selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 6(b) hereof. The Company agrees to pay the reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with its acting pursuant to Section 6(b) hereof, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 6(c), regardless of the manner in which such Independent Counsel was selected or appointed and regardless of whether Indemnitee is ultimately determined to be entitled to indemnification hereunder.
(d)    In making a determination with respect to entitlement to indemnification hereunder, the Determining Party shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 6(a). Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by clear and convincing evidence.
(e)    Indemnitee shall be deemed to have acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or with respect to any criminal action or proceeding, to not have had a reasonable cause to believe such Indemnitee’s conduct was unlawful for purposes of indemnification under this Agreement if Indemnitee’s actions are based on the records or books of account of the Company, including financial statements, or on information supplied to Indemnitee by the directors, officers, agents or employees of the Company in the course of their duties, or on the advice of legal counsel for the Company or on information or records given or reports made to the Company by an independent certified public accountant or by an appraiser or other expert selected by the Company. In addition, the knowledge or actions, or failure to act, of any director, officer, agent or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement. Whether or not the foregoing provisions of this Section 6(e) are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or with respect to any criminal action or proceeding, Indemnitee did not have a reasonable cause to believe such Indemnitee’s conduct was unlawful. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by clear and convincing evidence.
(f)    If the Determining Party shall not have made a determination within thirty (30) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such thirty (30) day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the Determining Party in good faith requires such additional time for the obtaining or evaluating documentation and/or information relating thereto.
(g)    Indemnitee shall cooperate with the Determining Party, including providing to the Determining Party upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Independent Counsel or member of the Board of Directors shall act reasonably and in good faith in making a determination of the Indemnitee’s entitlement to indemnification under this Agreement. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the Determining Party shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.
(h)    The Company acknowledges that a settlement or other disposition short of final judgment shall be successful for purposes of Section 2(c) if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that a Proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such action, claim or proceeding with or without payment of money or other consideration) it shall be presumed that Indemnitee has been successful on the merits or otherwise in such Proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by clear and convincing evidence.
(i)    The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.
(j)    Indemnitee shall have the sole right and obligation to control the defense or conduct of any claim or Proceeding with respect to Indemnitee, except that Indemnitee shall not make any admission or effect any settlement with respect to any such Proceeding without the Company’s prior written consent (not to be unreasonably withheld, conditioned or delayed). The Company shall not, without the prior written consent of Indemnitee (not to be unreasonably withheld, conditioned or delayed), enter into any settlement of any Proceeding in which the Indemnitee is or could reasonably become a party or which potentially or actually imposes any Expenses, Liabilities, exposure or burden on Indemnitee unless (i) such settlement solely involves the payment of money or performance of any obligation by persons other than Indemnitee and includes an unconditional, full release of Indemnitee by all relevant parties from all liability on any matters that are the subject of such Proceeding and an acknowledgment that Indemnitee denies all wrongdoing in connection with such matters and (ii) the Company has fully indemnified the Indemnitee with respect to, and held Indemnitee harmless from and against, all Expenses and Liabilities incurred by Indemnitee or on behalf of Indemnitee in connection with such Proceeding.

7.    Remedies of Indemnitee.
(a)    In the event that (i) a determination is made pursuant to Section 6 that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 5 or Section 7(d), (iii) no determination of entitlement to indemnification shall have been timely made pursuant to Section 6(b) after receipt by the Company of the request for indemnification, or (iv) payment of indemnification is not made within thirty (30) days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 6, Indemnitee shall be entitled to an adjudication in the Court of Chancery of the State of Delaware of Indemnitee’s entitlement to such indemnification or advancement, as applicable. Indemnitee shall commence a proceeding seeking such adjudication within one hundred eighty (180) days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 7(a). The Company shall not oppose Indemnitee’s right to seek any such adjudication.
(b)    In the event that a determination shall have been made pursuant to Section 6(b) that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 7 shall be conducted in all respects as a de novo trial, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination under Section 6(b).
(c)    If a determination shall have been made or deemed to have been made pursuant to Section 6 that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 7, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.
(d)    In the event that Indemnitee, pursuant to this Section 7, seeks a judicial adjudication of Indemnitee’s rights under, or to recover damages for breach of, this Agreement, or to recover under any directors’ and officers’ liability insurance policies maintained by the Company, the Company shall pay on Indemnitee’s behalf, in advance, any and all Expenses paid or incurred by him in such judicial adjudication, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of expenses or insurance recovery. The Company shall, within twenty (20) days after receipt by the Company of a written request therefor from Indemnitee, advance such Expenses to Indemnitee pursuant to comparable procedures as those set forth in Section 5 with respect to advancement of Expenses therein.
(e)    The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 7 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement.
(f)    Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding with respect to which indemnification is sought.

8.    Non-Exclusivity; Survival of Rights; Insurance, Subrogation, Primacy of Indemnification.
(a)    The rights of indemnification (including, but not limited to, the advancement of Expenses and contribution by the Company) as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Organizational Documents, a vote of stockholders or a resolution of directors, or otherwise. The Company shall not adopt any amendment or alteration to, or repeal of, the Organizational Documents the effect of which would be to deny, diminish or encumber the Indemnitee’s rights to identification pursuant to this Agreement, the Organizational Documents or applicable law prior to such amendment, alteration or repeal. To the extent that a change in applicable law, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the Organizational Documents and this Agreement, Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.
(b)    To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, agents or fiduciaries of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, manager, officer, employee or agent under such policy or policies. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance.
(c)    In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.
(d)    The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.
9.    Duration of Agreement. Due to the uncertain application of any statutes of limitations that may govern any Proceeding, this Agreement shall be of indefinite duration. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director or officer of or in any other capacity for, the Company or any other Person at the Company’s request.

10.    Security. To the extent requested by the Indemnitee and approved by the Disinterested Directors, the Company may at any time and from time to time provide security to the Indemnitee for the Company’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to the Indemnitee, may not be revoked or released without the prior written consent of the Indemnitee (not to be unreasonably withheld, conditioned or delayed).
11.    Enforcement.
(a)    The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director or officer of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director or officer of the Company.
(b)    This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.
12.    Fees and Expenses. The Company or its applicable Subsidiary, as the case may be, shall reimburse Indemnitee for all reasonable out-of-pocket expenses actually incurred in connection with Indemnitee’s attendance at meetings of the Board of Directors of the Company or board of directors of any of the Company’s Subsidiaries and any committees thereof, including, without limitation, reasonable travel, lodging and meal expenses.
13.    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.
14.    Modification and Waiver. Except as provided by Section 2, Section 6 and Section 8(a) with respect to changes in applicable law that broaden the rights of Indemnitee to be indemnified by the Company, no supplement, modification, termination or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.
15.    Notice By Indemnitee. Indemnitee agrees to promptly notify the Company in writing upon being served with or otherwise receiving any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification covered hereunder. The failure to so notify the Company shall not relieve the Company of any obligation which it may have to the Indemnitee under this Agreement or otherwise except to the extent the Company is materially prejudiced thereby.

16.    Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (b) mailed by certified or registered mail with postage prepaid, on the second business day after the date on which it is so mailed:
1.    If to Indemnitee, to the address set forth below Indemnitee’s signature hereto.
2.    If to the Company, to:
Viatris Inc.
1000 Mylan Boulevard
Canonsburg, PA 15317
Fax No.: (724) 514-1871
            Attention: Office of the Secretary
or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.
17.    Identical Counterparts. This Agreement may be executed and delivered (including by facsimile or .PDF transmission) in two or more counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.
18.    Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.
19.    Governing Law and Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that state and without regard to any applicable conflicts of law. The Company and Indemnitee hereby irrevocably and unconditionally (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court of Chancery, and not in any other state or federal court in the United States of America or any court in any other country, (b) consent to submit to the exclusive jurisdiction of the Delaware Court of Chancery for purposes of any action or proceeding arising out of or in connection with this Agreement, (c) appoint, to the extent such party is not otherwise subject to service of process in the State of Delaware, [ ] as its agent in the State of Delaware as such party’s agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware, (d) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court of Chancery, and (e) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court of Chancery has been brought in an improper or inconvenient forum.
[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.
COMPANY:
VIATRIS INC.

By:    _________________________
    Name:
    Title:

INDEMNITEE:

By:    _________________________
    Name:
    Title:     Director
Address of Indemnitee:
[ ]
[Signature Page to Indemnification Agreement]